Exhibit 10.10

AGREEMENT TO SERVE AS CHIEF DEVELOPMENT OFFICER

This Agreement (the “Agreement”) is entered into as of May 29, 2015 (the “Effective Date”) by and between Tekmira Pharmaceuticals Corp., (the “Company”), and William T. Symonds (“Executive”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

1.                  Duties and Scope of Responsibilities.

(a)                Positions and Duties. Executive will serve as the Company’s Chief Development Officer, leading the clinical development strategy of the Company’s portfolio of hepatitis B drug combinations. Executive will render such business and professional services in the performance of his duties, consistent with Executive’s position within the Company, and as will reasonably be assigned to him by the Company’s Chief Executive Officer. The period of Executive’s employment under this Agreement is referred to herein as the “Term.”

(b)               No Conflict. Executive represents and warrants that Executive’s execution of this Agreement and Executive’s performance of proposed duties under this Agreement shall not violate any obligations Executive may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity. The Company understands, acknowledges and agrees that (i) Executive is currently, and will continue to be, an employee of Roivant Sciences, Inc. (“Roivant”) and (ii) the Company and Executive agree that the Executive’s duties hereunder may not interfere with his employment with and/or services to Roivant and his duties in connection therewith. Roivant is an intended third-party beneficiary of this Section 1(b).

2.                  Compensation.

(a)                Base Salary. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary at the rate of One Hundred and Ninety Thousand Dollars ($190,000) per year (the “Base Salary”). The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholdings. Executive's Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Company.

3.                  Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

4.                  At-Will Employment. The parties agree that Executive’s employment with the Company will be “at-will” employment and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company.

5.                  Confidential Information. Executive agrees to enter into the At-Will Employment, Confidential Information, Invention Assignment Agreement (the “Confidential Information Agreement”). Executive’s receipt of any benefits in connection with or following Executive’s termination will be subject to Executive continuing to comply with the terms of Confidential Information Agreement.

6.                  Non-Disclosure of Third Party Information. Executive represents and warrants and covenants that Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of Roivant Sciences, Inc., or any former employer, if any; and Executive acknowledges and agrees that any violation of this provision shall be grounds for termination and could subject Executive to substantial civil liabilities and criminal penalties. Executive further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Executive to disclose or use any such third party proprietary information or trade secrets.

7.                  Non-Competition and Non-Solicitation. During the Term, Executive shall not, without the advance written consent of the Board, such consent to be granted or withheld in the Board’s sole discretion:

(a) work or consult, whether directly or indirectly, on the research, development or commercialization of any treatment for hepatitis B virus infection in humans with any entity other than the Company;

(b) directly or indirectly, on his own behalf or on behalf of any other person, firm, partnership, corporation or other entity, (i) solicit for employment, interfere with or attempt to entice away from the Company or any of its subsidiaries, any individual who either (x) is employed by the Company or any of its subsidiaries at the time of such solicitation, interference or enticement, or (y) has been so employed within three (3) months prior to such solicitation, interference or enticement, or (ii) solicit, divert, call on, induce or otherwise harm the Company’s relationship, or attempt to solicit, divert, call on, induce, or otherwise harm the Company’s relationship, with any person which has had at any time during the term of this Agreement a business relationship with the Company or its affiliates, including without limitation, a sales representative, supplier, lender, borrower, guarantor, landlord, tenant, lessor, lessee, but excluding employees.

8.                  Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive’s death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive’s right to compensation or other benefits will be null and void.

9.                  Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

10.              Integration. This Agreement, together with the Confidential Information Agreement and the Plan, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. This Agreement may be modified only by agreement of the parties by a written instrument executed by the parties that is designated as an amendment to this Agreement.

11.              Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

12.              Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

13.              Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

14.              Governing Law. This Agreement will be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws provisions.

15.              Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

16.              Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

[Signature page follows]

COMPANY:

TEKMIRA PHARMACEUTICALS CORP.
By: /s/ Mark Murray Its: Chief Executive Officer	Date: _________________________________

EXECUTIVE:
/s/ William T. Symonds__________________	Date: _________________________________
William T. Symonds